UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 20, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142

(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone
number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2019, Ironwood Pharmaceuticals, Inc. (the “Company”) announced certain expected changes to its board of directors (the “Board”) in connection with its planned separation (the “Separation”) of its soluble guanylate cyclase (“sGC”) business (such sGC business to be held following the Separation by the Company’s current subsidiary, Cyclerion Therapeutics, Inc. (“Cyclerion”)) from its gastrointestinal business.  Effective upon completion of the Separation, the Board plans to appoint Mark Currie, Jon Duane, Marla Kessler and Catherine Moukheiber (collectively, the “New Ironwood Directors”) to the Board, in addition to the previously disclosed appointment of Mark Mallon, who is expected to become the Company’s Chief Executive Officer and a director upon the completion of the Separation.  Dr. Currie is currently the Company’s Senior Vice President, Chief Scientific Officer and President of Research & Development and is expected to leave that role and become the President of Cyclerion upon completion of the Separation.

Additionally, Marsha Fanucci, Terrance McGuire and Amy Schulman are expected to resign from the Board in connection with the Separation and to join the Cyclerion board of directors.  Douglas Williams also informed the Company on January 20, 2019 that he will transition off of the Board, effective upon completion of the Separation.  These departures are in addition to the planned departure of Peter M. Hecht, the Company’s current Chief Executive Officer, who is expected to resign from the Board at the time of the Separation and to be appointed Chief Executive Officer and a director of Cyclerion.  Marsha Fanucci, Terrance McGuire, Amy Schulman, Douglas Williams and Peter Hecht are referred to herein as the “Departing Ironwood Directors.”

The Company will file an amendment to this current report on Form 8-K to report the date, when known, that the New Ironwood Directors will be appointed to the Board and the Departing Ironwood Directors will resign from the Board.  The Company will also disclose in an amendment to this current report on Form 8-K the committees of the Board that the New Ironwood Directors will have been, or will be expected to be, named.

Consistent with the Company’s other non-employee directors, each of the New Ironwood Directors is expected to participate in the Company’s Director Compensation Plan and enter into an indemnification agreement with the Company, the terms of each of which are described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2018 in connection with the Company’s 2018 annual meeting of stockholders, such descriptions being incorporated herein by reference.

There is no arrangement or understanding between any of the New Ironwood Directors and any other person pursuant to which he or she was selected as a director.  None of the New Ironwood Directors is, or has been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of the expected Board transitions described herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The foregoing descriptions of the Director Compensation Plan and indemnification agreements do not purport to be complete and are qualified in their entirety by the full text of the Director Compensation Plan and the form of indemnification agreement, which were filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on February 7, 2014 and Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009, respectively.

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the completion, structure and terms of the proposed separation and the leadership and boards of directors of each of the Company and Cyclerion following the separation.  Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that the Company may not complete the separation on the terms currently contemplated, if at all; the risk that the management and boards of directors of the Company and Cyclerion will be different than currently contemplated; and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018, and in the Company’s subsequent SEC filings, including SEC filings related to the proposed separation. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: January 24, 2019	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer and Secretary